EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

dated as of August 9, 2016
between
EACH OF THE GRANTORS PARTY HERETO
and U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

Americas 91413044

TABLE OF CONTENTS
PAGE

SECTION 1.	DEFINITIONS. 1

1.1	General Definitions 1

1.2	Definitions; Interpretation 10

SECTION 2.	GRANT OF SECURITY. 10

2.1	Grant of Security 10

2.2	Certain Limited Exclusions 11

SECTION 3.	SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE. 13

3.1	Security for Obligations 13

3.2	Continuing Liability Under Collateral 14

SECTION 4.	REPRESENTATIONS AND WARRANTIES AND COVENANTS. 14

4.1	Generally 14

4.2	Equipment and Inventory 17

4.3	Receivables 18

4.4	Investment Related Property 20

4.5	Material Contracts. 27

4.6	Letter of Credit Rights 29

4.7	Insurance 29

4.8	Intellectual Property 30

4.9	Commercial Tort Claims 35

SECTION 5.	ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS. 35

5.1	Access; Right of Inspection 35

5.2	Further Assurances 36

5.3	Additional Grantors 37

SECTION 6.	COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. 37

6.1	Power of Attorney 37

6.2	No Duty on the Part of Collateral Agent or Secured Parties 38

SECTION 7.	REMEDIES. 38

7.1	Generally. 38

7.2	Application of Proceeds 41

7.3	Sales on Credit 41

7.4	Deposit Accounts 41

7.5	Investment Related Property 41

7.6	Intellectual Property 42

7.7	Cash Proceeds 44

SECTION 8.	COLLATERAL AGENT. 44

SECTION 9.	CONTINUING SECURITY INTEREST; RELEASES. 44

SECTION 10.	STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM. 45

SECTION 11.	INDEMNITY AND EXPENSES 45

Americas 91413044	i

PAGE

SECTION 12.	MISCELLANEOUS. 46

SECTION 13.	INTERCREDITOR AGREEMENT. 47

SECTION 14.	PARI PASSU INDEBTEDNESS. 47

SCHEDULES
SCHEDULE 4.1 — GENERAL INFORMATION
SCHEDULE 4.2 — LOCATION OF EQUIPMENT AND INVENTORY
SCHEDULE 4.4 — INVESTMENT RELATED PROPERTY
SCHEDULE 4.5 — MATERIAL CONTRACTS
SCHEDULE 4.6 — LETTER OF CREDIT RIGHTS
SCHEDULE 4.8 — INTELLECTUAL PROPERTY
SCHEDULE 4.9 — COMMERCIAL TORT CLAIMS

EXHIBITS
EXHIBIT A — FORM OF PLEDGE SUPPLEMENT
EXHIBIT B — FORM OF UNCERTIFICATED SECURITIES CONTROL AGREEMENT
EXHIBIT C — FORM OF ACCESSION AGREEMENT

Americas 91413044	ii

This PLEDGE AND SECURITY AGREEMENT, dated as of August 9, 2016 (this “Security Agreement”), between XERIUM TECHNOLOGIES, INC., a Delaware corporation (the “Company”), EACH OF THE UNDERSIGNED GRANTORS, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (together with the Company, the “Grantors”), and U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent and together with any successors in such capacity, the “Collateral Agent”).
RECITALS:
WHEREAS, the Company, each other Grantor and U.S. Bank National Association, in its capacity as Collateral Agent and trustee (in such capacity and together with any successors in such capacity, the “Trustee”), have entered into an indenture, dated as of the date hereof (the “Indenture”) pursuant to which Company will issue its 9.500% Senior Secured Notes due 2021 (the “Notes”). The Holders (as defined in the Indenture), the Trustee, and the Collateral Agent are collectively referred to as the “Notes Secured Parties” and, together with the Pari Passu Indebtedness Secured Parties (as herein defined), the “Secured Parties”;
WHEREAS, pursuant to the Indenture, the Grantors are entering into this Security Agreement in order to grant to the Collateral Agent a security interest in the Collateral (as defined below) for the ratable benefit of the Notes Secured Parties;
WHEREAS, it is a condition precedent to the issuance and purchase of the Notes under the Indenture Documents that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Security Agreement; and
WHEREAS, subject to the terms of the Indenture and this Security Agreement, one or more of the Grantors may incur after the date hereof Pari Passu Indebtedness, which may be secured by Liens on the Collateral as provided herein;
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:

SECTION 1.	DEFINITIONS.
General Definitions. In this Security Agreement, the following terms shall have the following meanings:
“ABL Agent” shall have the meaning assigned to such term in the Intercreditor Agreement.
“ABL Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.
“Accession Agreement” shall mean an accession agreement, if any, to this Security Agreement, in substantially the form of Exhibit C hereto, entered into by the Company,

Americas 91413044

any Grantor, the holders of any Pari Passu Payment Lien Obligations and the Collateral Agent from time to time.
“Account Debtor” shall mean “account debtor” as defined in Article 9 of the UCC and shall include each Person who is obligated on a Receivable or any Supporting Obligation related thereto.
“Accounts” shall mean all “accounts” as defined in Article 9 of the UCC.
“Additional Grantors” shall have the meaning set forth in Section 5.3.
“Applicable Law” means, with respect to any Person, any domestic or foreign, federal, state, provincial or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to such Person or any of their respective properties or assets.
“Assigned Agreements” shall mean all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including, without limitation, each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time.
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Cash Proceeds” shall have the meaning set forth in Section 7.7.
“Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC.
“Collateral” shall have the meaning set forth in Section 2.1.
“Collateral Account” shall mean any account or accounts established by the Collateral Agent.
“Collateral Agent” shall have the meaning set forth in the preamble.
“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.
“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

Americas 91413044	2

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC as listed on Schedule 4.9 hereto (as such schedule may be amended or supplemented from time to time).
“Commodities Accounts” (i) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 hereto under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time).
“Company” shall have the meaning set forth in the preamble.
“Copyright Licenses” shall mean any and all agreements granting any right in, to or under Copyrights including the right to use, manufacture, print, publish, publicly perform, display, copy, create derivative works of, distribute, exploit, and sell materials derived from any Copyright (whether such Grantor is licensee or licensor thereunder) and such agreements shall include, without limitation, each agreement referred to in Schedule 4.8 hereto (as such schedule may be amended or supplemented from time to time).
“Copyrights” shall mean all United States, state and foreign copyrights, including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. §901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the applications referred to in Schedule 4.8 hereto (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements or violations thereof, (v) all licenses, claims, damages and proceeds of suit arising therefrom, and (vi) all payments and rights to payments arising out of the sale, lease, license, assignment, or other disposition thereof.
“Deposit Accounts” (i) shall mean all “deposit accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 hereto under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time).
“Documents” shall mean all “documents” as defined in Article 9 of the UCC.
“Electronic Chattel Paper” shall mean all “electronic chattel paper” as defined in Article 9 of the UCC.
“Equipment” shall mean: (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

Americas 91413044	3

“Excluded Assets” shall have the meaning set forth in Section 2.2.
“Foreign Entity” shall mean a “controlled foreign corporation” as defined in Section 957(a) or any successor provision of the Tax Code.
“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements, Licenses and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).
“Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).
“Governmental Authority” shall mean any federal, provincial, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or any foreign entity or government.
“Grantors” shall have the meaning set forth in the preamble.
“Immaterial Account” shall mean (i) any deposit account that is exclusively a payroll account, zero balance employee benefit account or other employee wage and benefit payment account that any Grantor may hold in trust for the benefit of an unaffiliated third party, (ii) any deposit account used exclusively for payment of payroll taxes or tax accounts, including, without limitation, sales tax accounts, (iii) escrow accounts, (iv) fiduciary or trust accounts, (v) zero-balance accounts or (vi) an individual deposit account or securities account that has an average monthly balance of less than $1,500,000.
“Indenture” shall have the meaning set forth in the recitals.
“Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.
“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.
“Instructing Group” shall have the meaning set forth in Section 14(d).
“Intellectual Property” shall mean, collectively, the Copyrights, the Patents, the Trademarks and the Trade Secrets, including any and all rights in any Copyrights, Patents, Trademarks and Trade Secrets arising under the Licenses.

Americas 91413044	4

“Inventory” shall mean (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).
“Investment Accounts” shall mean the Collateral Account, all Securities Accounts, all Commodities Accounts and all Deposit Accounts.
“Investment Property” shall mean all “investment property” as defined in Article 9 of the UCC.
“Investment Related Property” shall mean (i) all Investment Property, and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, all Pledged Debt, all Investment Accounts and all certificates of deposit.
“Letters of Credit” shall mean “letters of credit” as defined in Article 9 of the UCC.
“Letter of Credit Right” shall mean “letter-of-credit right” as defined in Article 9 of the UCC.
“Licenses” means collectively Copyright Licenses, Patent Licenses, Trade Secrets Licenses and Trademark Licenses.
“Lien” shall mean (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Pledged Equity Interests, any purchase option, call or similar right of a third party with respect to such Pledged Equity Interests.
“Master Intercompany Note” means that certain Amended and Restated Master Intercompany Note, dated as of November 3, 2015, as may be amended from time to time, by and among the Company and certain of its subsidiaries from time to time party thereto.
“Material Adverse Effect” shall mean any effect, event, matter or circumstance which is materially adverse to: (a) the business, assets or financial condition of the Company and its Restricted Subsidiaries taken as a whole, (b) the ability of the Grantors, taken as a whole, to perform the Obligations in accordance with the terms of the Indenture Documents or (c) the

Americas 91413044	5

rights and remedies of the Collateral Agent or the Secured Parties under the Indenture Documents or the Pari Passu Payment Lien Documents, as applicable, taken as a whole.
“Material Contract” shall mean any contract or other arrangement to which any Grantor is a party (other than the Indenture Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.
“Money” shall mean “money” as defined in the UCC.
“Notes” shall have the meaning set forth in the recitals.
“Notes Secured Parties” shall have the meaning set forth in the recitals.
“Other Intercompany Debt” shall have the meaning set forth in Section 4.4.3(a)(ii).
“Pari Passu Indebtedness Secured Parties” shall mean the agent, the trustee or other representative, if any, and the holders of Pari Passu Indebtedness identified in a supplement to the Intercreditor Agreement and an Accession Agreement.
“Patent Licenses” shall mean all agreements to which a Grantor is a party providing for the granting of any right in or to Patents including the right to manufacture, have manufactured, use, import, lease, sell or offer for sale any design, process or invention covered in whole or in part by a Patent (whether such Grantor is licensee or licensor thereunder) and such agreements shall include, without limitation, each agreement referred to in Schedule 4.8 hereto (as such schedule may be amended or supplemented from time to time).
“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.8 hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements or violations thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.
“Perfection Certificate” shall mean a certificate in form satisfactory to the Collateral Agent that provides information with respect to the personal, real and mixed property of each Grantor.
“Permitted Sale” shall mean those sales, transfers, assignments or other dispositions permitted by the Indenture.
“Person” shall mean and include natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint

Americas 91413044	6

stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
“Pledge Supplement” shall mean any supplement to this Security Agreement in substantially the form of Exhibit A hereto.
“Pledged Debt” shall mean all Indebtedness owed to a Grantor, including, without limitation, all Indebtedness described on Schedule 4.4 hereto under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.
“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.
“Pledged LLC Interests” shall mean all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 4.4 hereto under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.
“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 4.4 hereto under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of a Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.
“Pledged Stock” shall mean all shares of capital stock owned by a Grantor, including, without limitation, all shares of capital stock described on Schedule 4.4 hereto under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of a Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

Americas 91413044	7

“Pledged Trust Interests” shall mean all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 4.4 hereto under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of a Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.
“Proceeds” shall mean all “proceeds” as defined in Article 9 of the UCC.
“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.
“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.
“Record” shall have the meaning specified in Article 9 of the UCC.
“Related Contracts” means any and all obligations, leases, security agreements, letters of credit and other contracts related to the Receivables.
“Secured Obligations” shall have the meaning set forth in Section 3.1.
“Secured Parties” shall have the meaning set forth in the recitals.
“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments

Americas 91413044	8

commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Securities Accounts” (i) shall mean all “securities accounts” as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 hereto under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time).
“Securities Entitlements” shall have the meaning specified in Article 8 of the UCC.
“Security Agreement” shall have the meaning set forth in the preamble.
“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.
“Tangible Chattel Paper” shall mean “tangible chattel paper” as defined in Article 9 of the UCC.
“Tax Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.
“Termination Date” shall mean the earliest to occur of the date on which (a) all Secured Obligations have been paid in full in cash; (b) the Company exercises its legal defeasance option or covenant defeasance option described in Section 8.02 or Section 8.03, respectively, of the Indenture; and (c) the satisfaction and discharge of the Indenture occurs in accordance with Section 11.01 thereof.
“Trademark Licenses” shall mean any and all agreements to which a Grantor is a party providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.8 hereto (as such schedule may be amended or supplemented from time to time).
“Trademarks” shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, trade dress, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 4.8 hereto (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by each of the foregoing, (iv) the right to sue for past, present and future infringement, dilution or violation of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

Americas 91413044	9

“Trade Secret Licenses” shall mean any and all agreements to which a Grantor is a party providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.8 hereto (as such schedule may be amended or supplemented from time to time).
“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other-violation of any Trade Secret, and (ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.
“Trustee” shall have the meaning set forth in the recitals.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.
“United States” shall mean the United States of America.
Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Security Agreement unless otherwise specifically provided. Section headings in this Security Agreement are included herein for convenience of reference only and shall not constitute a part of this Security Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Security Agreement and the Indenture, the Indenture shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2.	GRANT OF SECURITY.
Grant of Security. Each Grantor hereby grants to the Collateral Agent (for the benefit of the Secured Parties) a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to

Americas 91413044	10

the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):
(a)    all Accounts;
(b)    all Equipment and Inventory;
(c)    all Chattel Paper;
(d)    all Deposit Accounts;
(e)    all Documents;
(f)    all General Intangibles;
(g)    all Goods;
(h)    all Instruments;
(i)    all Insurance;
(j)    all Intellectual Property;
(k)    all Licenses;
(l)    all Investment Related Property;
(m)    all Letters of Credit and Letter of Credit Rights;
(n)    all Money;
(o)    all Commercial Tort Claims;
(p)    all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and
(q)    to the extent not covered by clauses (a) through (p) of this Section 2.1, all other personal property of such Grantor, whether tangible or intangible, and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.
Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2.1 attach to the following property (collectively, the “Excluded Assets”):

Americas 91413044	11

(a)    (i) the Voting Stock of any direct foreign subsidiary (that is not a Grantor) of the Company or a Grantor in excess of 65% of all of the outstanding Voting Stock of such foreign subsidiary or (ii) Equity Interests in joint ventures to the extent prohibited by the terms of any applicable charter, joint venture or similar agreement;
(b)    any lease, license, franchise, charter, authorization, contract, property right or agreement to which any Grantor is a party or any of its rights or interests thereunder if and only for so long as the grant of a Lien under the Collateral Documents will constitute or result in a breach, termination or default under any such lease, license, franchise, charter, authorization, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that such lease, license, franchise, charter, authorization, contract, property right or agreement (including any proceeds of any of the foregoing) or, to the extent severable, any portion thereof, will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the Collateral Documents, promptly at such time as such consequences will no longer result;
(c)    any asset or property right of any nature if the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of such asset or property right or the loss of use of such asset or property right or (B) a breach, termination or default under any lease, license, contract or agreement, other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity, to which any Grantor is party; provided that (I) in each case, such asset or property right will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Liens granted under the Indenture Documents promptly after such time as such consequences will no longer result and (II) the foregoing exclusions of this clause (c) shall in no way be construed to limit, impair, or otherwise affect any of the Collateral Agent’s or any noteholder’s continuing security interests in and Liens upon any rights or interests of any Grantor in or to (A) monies due or to become due under or in connection with any described asset, property right, lease, license, contract or agreement, or (B) any proceeds from the sale, license, lease, or other dispositions of any such asset, property right, lease, license, contract or agreement;
(d)    Real Estate Assets that are not Material Real Estate Assets;
(e)    all cars, trucks, trailers and other vehicles and items covered by certificates of title or ownership to the extent that a Lien on such assets cannot be perfected by the filing of UCC financing statements in any jurisdiction in the United States;
(f)    assets located outside the United States (other than Equity Interests of foreign subsidiaries that are directly held by any Grantor) to the extent a Lien on such assets

Americas 91413044	12

cannot be perfected by the filing of UCC financing statements in any jurisdiction in the United States;
(g)    any “intent-to-use” application for registration of a trademark filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;
(h)    property and assets owned by any Grantor that are the subject of Permitted Liens described in clause (6) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits such property or asset from being Collateral;
(i)    any Capital Stock and other securities of a Subsidiary of the Company to the extent that the pledge of such Capital Stock and other securities results in the Company’s being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence; provided that neither the Company nor any Restricted Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Capital Stock pursuant to this clause (i). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s Capital Stock secures the Notes affected thereby, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the Notes but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, the Collateral Documents may be amended or modified, without the consent of any holder of the Notes, to the extent necessary to release the security interests in favor of the Collateral Agent on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary will automatically be deemed to be a part of the Collateral; and
(j)    proceeds and products from any and all of the foregoing excluded collateral described in clauses (a) through (i), unless such proceeds or products would otherwise constitute Collateral securing the Notes;

Americas 91413044	13

provided, that notwithstanding anything to the contrary, to the extent that any Grantor grants a Lien on any asset or right described in clause (a) through (h) or (j) above to secure any Obligations under the ABL Credit Agreement or any other Credit Facility or any other ABL Obligations or any Obligations under any Pari Passu Payment Lien Documents or any other Pari Passu Payment Lien Obligations, such asset or right shall not constitute an “Excluded Asset.”

SECTION 3.	SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.
Security for Obligations. This Security Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by redemption, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of an automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations of every Grantor under the Indenture Documents and the Pari Passu Payment Lien Documents, if any, whether now existing or hereafter incurred (the “Secured Obligations”).
Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Security Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.	REPRESENTATIONS AND WARRANTIES AND COVENANTS.
Generally.
(a)    Representations and Warranties. Each Grantor hereby represents and warrants that:
(i)    it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, and except for transfers or dispositions permitted under the Indenture, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other

Americas 91413044	14

Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than Permitted Liens;
(ii)    it has indicated on Schedule 4.1(A) hereto: (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number (as applicable) and (z) the jurisdiction where the chief executive office or its sole place of business is located.
(iii)    the full legal name of such Grantor is as set forth on Schedule 4.1(A) hereto and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) hereto;
(iv)    except as provided on Schedule 4.1(C) hereto, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;
(v)    it has not become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 4.1(D)) hereto;
(vi)    with respect to each agreement identified on Schedule 4.1(D) hereto, it has indicated on Schedule 4.1(A) and Schedule 4.1(C)) hereto the information required pursuant to Section 4.1(a)(ii), (iv) and (v) hereof with respect to the debtor under each such agreement;
(vii)    upon the filing of all UCC financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.1(E) hereto and other filings delivered by each Grantor, and upon recordation of the security interests granted hereunder in Copyrights, Patents and Trademarks in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Agent hereunder will constitute valid and perfected first priority Liens (subject in the case of priority only to Permitted Liens) on all of the Collateral except with respect to foreign Patents and Trademarks and any other Collateral in which a security interest may not be perfected by the filing of UCC financing statements;
(viii)    all actions and consents, including all filings, notices, registrations and recordings necessary for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

Americas 91413044	15

(ix)    other than the financing statements filed in favor of the Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any Applicable Law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Collateral Agent for filing and (y) financing statements filed in connection with Permitted Liens;
(x)    no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by Applicable Law), except (A) for the filings contemplated by clause (viii) above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities;
(xi)    all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;
(xii)    none of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC);
(xiii)    it does not own any “as extracted collateral” (as defined in the UCC) or any timber to be cut; and
(xiv)    such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor’s name on Schedule 4.1(A) hereto solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 4.1(A) hereto and remains duly existing as such. Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.
(b)    Covenants and Agreements. Each Grantor hereby covenants and agrees that:
(i)    except for the security interest created by this Security Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;
(ii)    it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Security Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral in a material manner;

Americas 91413044	16

(iii)    it shall not change such Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), sole place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement together with all supplements to schedules thereto, at least ten (10) Business Days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby;
(iv)    if the Collateral Agent or any Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, it shall use such value for such purposes and such Grantor further agrees that repayment of any Obligation shall apply on a “first-in, first-out” basis so that the portion of the value used to acquire rights in any Collateral shall be paid in the chronological order such Grantor acquired rights therein;
(v)    it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided, such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;
(vi)    upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly or, to the extent any such event involves Accounts or Inventory, immediately, notify the Collateral Agent in writing of any event that may have a Material Adverse Effect on the value of the Collateral or any portion thereof, the ability of any Grantor or the Collateral Agent to dispose of the Collateral or any portion thereof, or the rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof;
(vii)    it shall not take or permit any action which could impair the Collateral Agent’s rights in the Collateral;
(viii)    it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except for Permitted Sales;
(ix)    it shall deliver to the Collateral Agent annually contemporaneously with delivery of the annual perfection opinion required under Section 12.02(c) of the Indenture an Officer’s Certificate (A) confirming that there has been no change in the

Americas 91413044	17

information in the schedules attached hereto (as such schedules may be amended or supplemented from time to time) or (B) identifying such changes and attaching amendments or supplements to the appropriate schedules attached hereto; and
(x)    it shall furnish to the Collateral Agent from time to time statements and schedules (including any amendments or supplements to the schedules attached hereto) further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.
Equipment and Inventory.
(a)    Representations and Warranties. Each Grantor represents and warrants that:
(i)    any Goods now or hereafter produced by such Grantor in the United States included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended; and
(ii)    none of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman except as set forth on Schedule 4.2 hereto.
(b)    Covenants and Agreements. Each Grantor covenants and agrees that:
(i)    it shall keep the Equipment, Inventory and any Documents evidencing any Equipment and Inventory in the locations specified on Schedule 4.2 hereto (as such schedule may be amended or supplemented from time to time) unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement together with all supplements to schedules thereto, at least fifteen (15) days prior to any change in locations, identifying such new locations and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby, or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory;
(ii)    it shall keep correct and accurate records of the Inventory as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with GAAP;
(iii)    it shall not deliver any Document evidencing the ownership of any Equipment and Inventory to any Person other than the issuer of such Document to claim

Americas 91413044	18

the Goods evidenced therefor or the Collateral Agent, other than in connection with sales of Equipment or Inventory as permitted by the Indenture; and
(iv)    if any Equipment or Inventory is in possession or control of any third party other than pursuant to a transfer or disposition permitted under the Indenture, each Grantor shall assist the Collateral Agent in notifying the third party of the Collateral Agent’s security interest and obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent.
Receivables.
(a)    Representations and Warranties. Each Grantor represents and warrants that:
(i)    each of its Receivables (a) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is and will be enforceable in accordance with its terms, (c) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (d) is and will be in compliance with all Applicable Laws, whether federal, state, local or foreign;
(ii)    none of the Account Debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign. No Receivable requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except any consent which has been obtained; and
(iii)    no Receivable is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Collateral Agent to the extent required by, and in accordance with Section 4.3(c) hereof.
(b)    Covenants and Agreements: Except as permitted by the Indenture, each Grantor hereby covenants and agrees that:
(i)    it shall keep and maintain at its own cost and expense satisfactory records of its Receivables as are customarily maintained under similar circumstances by Persons of established reputation engaged in similar businesses, and in any event, in conformity with GAAP;
(ii)    at the Collateral Agent’s request, it shall mark conspicuously, in form and manner reasonably satisfactory to the Collateral Agent, all Chattel Paper, Instruments and other evidence of Receivables (other than any delivered to the Collateral Agent as provided herein), as well as the Receivables Records with an appropriate reference to the fact that the Collateral Agent has a security interest therein;

Americas 91413044	19

(iii)    it shall perform all of its obligations with respect to the Receivables;
(iv)    it shall not amend, modify, terminate or waive any provision of any Receivable for any invoice or for any account in any manner. Such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;
(v)    each Grantor shall continue to collect all amounts due or to become due to such Grantor under its Receivables and any Supporting Obligation and diligently exercise each material right it may have under any of its Receivables, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor may deem necessary or advisable. Notwithstanding the foregoing, upon the occurrence and during the continuance of a Default or an Event of Default, the Collateral Agent shall have the right at any time to notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and
(vi)    it shall keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.

Americas 91413044	20

(c)    Delivery and Control of Receivables. With respect to any of its Receivables that are evidenced by, or constitute, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within fifteen (15) days of such Grantor acquiring rights therein. With respect to any Receivables which would constitute “electronic chattel paper” under Article 9 of the UCC, each Grantor shall take all steps necessary to give the Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within fifteen (15) days of such Grantor acquiring rights therein. Any Receivable not otherwise required to be delivered or subjected to the control of the Collateral Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon request of the Collateral Agent.
4.4    Investment Related Property
4.4.1    Investment Related Property Generally
(a)    Covenants and Agreements. Each Grantor hereby covenants and agrees that:
(i)    in the event it acquires rights in any Investment Related Property after the date hereof, it shall deliver to the Collateral Agent a completed Pledge Supplement together with all supplements to schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.4 hereto as required hereby;
(ii)    except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall promptly take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, each Grantor is authorized to retain all ordinary cash

Americas 91413044	21

dividends and distributions paid in the normal course of the business of an issuer and all payments of interest and principal; and
(iii)    each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Agent.
(b)    Delivery and Control.
(i)    Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4.1(b) on or before the Issue Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4.1(b) promptly upon acquiring rights therein, in each case in form satisfactory to the Collateral Agent. With respect to any Investment Related Property that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account or any item of Other Intercompany Debt), it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an “effective endorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC. With respect to any Investment Related Property that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated securities” credited to a Securities Account), it shall cause the issuer of such uncertificated security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit B hereto, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such uncertificated security without further consent by such Grantor, provided that the foregoing requirements shall not apply to any issuer that is a Grantor.
(c)    Voting and Distributions.
(i)    So long as no Event of Default shall have occurred and be continuing:

(1)
except as otherwise provided under the covenants and agreements relating to investment related property in this Security Agreement or elsewhere herein or in the Indenture, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Security Agreement or the Indenture; and

(2)
the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above.

Americas 91413044	22

(ii)    Upon the occurrence and during the continuation of an Event of Default, at the option of the Collateral Agent:

(1)
all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2)
in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 6.1 hereof.

4.4.2    Pledged Equity Interests
(a)    Representations and Warranties. Each Grantor hereby represents and warrants that:
(i)    Schedule 4.4 hereto sets forth under the headings “Pledged Stock”, “Pledged LLC Interests”, “Pledged Partnership Interests” and “Pledged Trust Interests”, respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by such Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;
(ii)    except as set forth on Schedule 4.4 hereto, it has not acquired any equity interests of another entity or substantially all the assets of another entity within the past five (5) years;
(iii)    it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and, except as set forth on Schedule 4.4 hereto there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;
(iv)    without limiting the generality of Section 4.1(a)(v) hereof, no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or first priority status of the security

Americas 91413044	23

interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement or the exercise of remedies in respect thereof;
(v)    none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that: (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets; and
(vi)    except as indicated on Schedule 4.4 hereto, all of the Pledged LLC Interests and Pledged Partnership Interests are, or represent interests in issuers that have opted for its equity interests to be treated as, securities under the UCC of any jurisdiction and Schedule 4.4 sets forth whether such securities are certificated or uncertificated.
(b)    Covenants and Agreements. Each Grantor hereby covenants and agrees that:
(i)    without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to: (a) other than as permitted under the Indenture, amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Collateral Agent’s security interest, (b) other than as permitted under the Indenture, permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (c) other than as permitted under the Indenture, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (d) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (e) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (b), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof;
(ii)    it shall comply with all of its obligations in all material respects under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Investment Related Property;

Americas 91413044	24

(iii)    without the prior written consent of the Collateral Agent, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest for the benefit of the Collateral Agent that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder; provided that if the surviving or resulting issuer is a Foreign Entity, then a Grantor shall only be required to pledge the equity interests of such Foreign Entity in accordance with Section 2.2 hereof;
(iv)    each Grantor (1) consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto and (2) agrees that if at any time it shall receive instructions originated by the Collateral Agent relating to the Pledged Equity Interests of such Grantor in which a security interest has been granted to the Collateral Agent by any other Grantor (the “Pledging Grantor”), such Grantor shall comply with such instructions without further consent by the Pledging Grantor or any other Person;
(v)    it shall notify the Collateral Agent of any default under any Pledged Equity Interests that has caused, either in any case or in the aggregate, a Material Adverse Effect;
(vi)    if the Collateral Agent exercises its right to sell all or any of the Pledged Equity Interests of any Grantor pursuant to Section 7 hereof, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense:

(1)
use its best efforts to qualify the Pledged Equity Interests under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Pledged Equity Interests, as requested by the Collateral Agent;

(2)	cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 13(a) of the Securities Act;

(3)
provide the Collateral Agent with such other information and projections as may be necessary or, in the opinion of the Collateral Agent, advisable to enable the Collateral Agent to effect the sale of such Pledged Equity Interests; and

(4)
do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Equity Interests or any part thereof valid and binding and in compliance with Applicable Law; and

Americas 91413044	25

(vii)    The Collateral Agent is authorized, in connection with any sale of the Pledged Equity Interests pursuant to Section 7 hereof, to deliver or otherwise disclose to any prospective purchaser of the Pledged Equity Interests (1) any information and projections provided to it pursuant to clause (vi) above and (2) any other information in its possession relating to the Pledged Equity Interests.
4.4.3    Pledged Debt
(a)    Representations and Warranties. Each Grantor hereby represents and warrants that:
(i)    Subject to Section 4.4.3(a)(ii), Schedule 4.4 hereto sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Grantor and all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and, together with the Other Intercompany Debt, constitutes all of the issued and outstanding intercompany Indebtedness.
(ii)    Schedule 4.4(a) hereto sets forth under the heading “Other Intercompany Debt” certain intercompany debts (the “Other Intercompany Debt”) evidenced by that certain Master Intercompany Note, dated as of the date hereof, which such Other Intercompany Debt has been duly authorized and is the legal, valid and binding obligation of the issuers thereof and is not in default.
(b)    Covenants and Agreements. Each Grantor hereby covenants and agrees that:
(i)    it shall notify the Collateral Agent of any default under any Pledged Debt that has caused or could cause, either in any individual case or in the aggregate, a Material Adverse Effect; and
(ii)    it shall not deliver or otherwise transfer any instruments representing any Other Intercompany Debt to any Person other than the Collateral Agent.
4.4.4    Investment Accounts
(a)    Representations and Warranties. Each Grantor hereby represents and warrants that:
(i)    Schedule 4.4 hereto sets forth under the headings “Securities Accounts” and “Commodities Accounts”, respectively, all of the Securities Accounts and Commodities Accounts (other than any such Securities Account or Commodities Account that is an Immaterial Account) in which each Grantor has an interest. Each Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant thereto) having “control” (within the meanings of Sections

Americas 91413044	26

8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto;
(ii)    Schedule 4.4 hereto sets forth under the headings “Deposit Accounts” all of the Deposit Accounts (other than Immaterial Accounts) in which each Grantor has an interest. Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant thereto) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and
(iii)    Each Grantor has taken all actions necessary or desirable, including those specified in Section 4.4.4(c) hereof, to (a) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities (as defined in the UCC), and (b) deliver all Instruments to the Collateral Agent.
(b)    Covenant and Agreement. Each Grantor hereby covenants and agrees with the Collateral Agent and each other Secured Party that it shall not permit any Investment Account (other than Immaterial Accounts) to exist unless a control agreement with respect to any such Investment Account (in form reasonably satisfactory to the Collateral Agent) has been entered into, or in the case of any Investment Account (other than Immaterial Accounts) that exists on the date hereof, has been entered into within one hundred twenty (120) days of the date hereof (as such date may be extended to the extent commercially necessary), by the appropriate Grantor, the Collateral Agent and securities intermediary or depository institution at which such account is (or is to be) maintained in accordance with the provisions of Section 4.4.4(c) hereof. Such control agreement shall be in a customary form and shall provide that the securities intermediary agree to comply with the Collateral Agent’s “entitlement orders” in such Investment Account without further consent by such Grantor or that the depository institution agree to comply with instructions originated by the Collateral Agent directing disposition of the funds in in such Investment Account with further consent by such Grantor.
(c)    Delivery and Control. With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements (other than such Securities Accounts or Securities Entitlements that are Immaterial Accounts), it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement in a customary form agreed to by such intermediary and in form reasonably acceptable to the Collateral Agent, pursuant to which it shall agree to comply with the Collateral Agent’s “entitlement orders” without further consent by such Grantor. With respect to any Investment Related Property that is a “Deposit Account” (other than any Immaterial Account), it shall cause the depositary institution maintaining such account to enter into an agreement reasonably acceptable to the Collateral Agent, pursuant to which the Collateral Agent shall have both sole dominion and control over such Deposit Account (within the meaning of the common law) and “control” (within the meaning of Section 9-104 of the UCC) over such Deposit

Americas 91413044	27

Account. Each Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts, Securities Entitlements or Deposit Accounts (other than any Securities Account, Securities Entitlement or Deposit Account that is an Immaterial Account) that exist on the date of this Security Agreement within one hundred twenty (120) days of the date hereof (as such date may be extended by the Collateral Agent in its sole discretion) and (ii) any Securities Accounts, Securities Entitlements or Deposit Accounts that are created or acquired after the Issue Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts (other than Immaterial Accounts).
In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer’s jurisdiction to ensure the validity, perfection and priority of the security interest of the Collateral Agent. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right, without notice to any Grantor, to (x) transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent and (y) instruct all securities intermediaries and depositary institutions which have entered into a control agreement with the Collateral Agent to transfer all moneys, securities and instruments held by such securities intermediaries and depositary institutions to the Collateral Account (or as otherwise directed by the Collateral Agent). In addition, the Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.
4.5    Material Contracts.
(a)    Representations and Warranties. Each Grantor hereby represents and warrants that:
(i)    Schedule 4.5 hereto sets forth all of the Material Contracts to which such Grantor has rights;
(ii)    the Material Contracts, true and complete copies (including any amendments or supplements thereof) of which have been furnished to the Collateral Agent, have been duly authorized, executed and delivered by the Grantors party thereto, are in full force and effect and are binding upon and enforceable against the Grantors party thereto in accordance with their respective terms. There exists no material default under any Material Contract by any party thereto and neither such Grantor, nor to its best knowledge, any other Person party thereto is likely to become in default thereunder and no Person party thereto has any defenses, counterclaims or right of set-off with respect to any Material Contract; and
(iii)    no Material Contract prohibits assignment or requires consent of or notice to any Person in connection with the assignment to the Collateral Agent hereunder.

Americas 91413044	28

(b)    Covenants and Agreements. Each Grantor hereby covenants and agrees that:
(i)    in addition to any rights under Section 4.3, upon the occurrence and during the continuance of a Default or an Event of Default, the Collateral Agent may at any time notify, or require any Grantor to so notify, the counterparty on any Material Contract of the security interest of the Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to the Collateral Agent;
(ii)    each Grantor shall deliver promptly to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Material Contract;
(iii)    each Grantor shall deliver promptly to the Collateral Agent, and in any event within ten (10) Business Days, after (1) any Material Contract of such Grantor is terminated or amended in a manner that is materially adverse to such Grantor or (2) any new Material Contract is entered into by such Grantor, a written statement describing such event, with copies of such material amendments or new contracts, delivered to the Collateral Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no prohibition on delivery shall be effective if it were bargained for by such Grantor with the intent of avoiding compliance with this Section 4.5(b)(iii)), and an explanation of any actions being taken with respect thereto;
(iv)    it shall perform in all material respects all of its obligations with respect to the Material Contracts;
(v)    it shall promptly and diligently exercise each material right (except the right of termination) it may have under any Material Contract, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or the Collateral Agent may deem necessary or advisable; and
(vi)    it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Material Contract.
Letter of Credit Rights.

Americas 91413044	29

(a)    Representations and Warranties. Each Grantor hereby represents and warrants that:
(i)    all letters of credit with a stated amount greater than $1,000,000 to which such Grantor has rights as beneficiary or assignee are listed on Schedule 4.6 hereto; and
(ii)    it has obtained the consent of each issuer of any letter of credit with a stated amount greater than $1,000,000 to the assignment of the proceeds of the letter of credit to the Collateral Agent.
(b)    Covenants and Agreements, Generally. Each Grantor hereby covenants and agrees that:
(i)    upon the reasonable request of the Collateral Agent, it will use its reasonable commercial efforts to have the issuer or other nominated person with respect to Letter of Credit Rights assigned to the Collateral Agent in excess of $1,000,000, whether now existing or after-acquired, consent to an assignment of proceeds of the related letter of credit to the Collateral Agent such that the Collateral Agent shall have control of the Letter of Credit Rights in the manner specified in Section 9-107 of the UCC; and
(ii)    it shall deliver to the Collateral Agent a completed Pledge Supplement together with all supplements to schedules thereto, for any after acquired Letter of Credit Rights.
(c)    Covenants and Agreements, Grantors. Each Grantor hereby covenants and agrees that:
(i)    by granting a Lien in its Letter of Credit Rights to the Collateral Agent, it intends to (and hereby does) assign to the Collateral Agent its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee; and
(ii)    upon the occurrence and during the continuation of an Event of Default, it will promptly upon the request of the Collateral Agent, (x) notify the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee, and (y) arrange for the Collateral Agent to become the transferee beneficiary of such letters of credit.
Insurance.

Americas 91413044	30

(a)    Covenants and Agreement. Each Grantor hereby covenants and agrees as follows:
(i)    It shall, at its own expense, maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of each Grantor as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each such policy of insurance issued by an insurer organized or incorporated in the United States shall (x) name the Collateral Agent, on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (y) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder for, except in the case of losses of inventory, losses of $1,000,000 or greater and provides for at least thirty (30) days’ prior written notice to the Collateral Agent of any cancellation or non-renewal of such policy;
(ii)    Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 4.7, may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection 4.7(a)(iii) is not applicable, the applicable Grantor shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory granted by such Grantor, and any proceeds of insurance maintained by such Grantor pursuant to this Section 4.7 shall be paid to such Grantor as reimbursement for the costs of such repairs or replacements;
(iii)    Upon the occurrence and during the continuance of any Event of Default or the actual or constructive total loss of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by the Collateral Agent as specified in Section 7.7 hereof.
Intellectual Property.
(a)    Representations and Warranties. Except as disclosed in Schedule 4.8 hereto, each Grantor hereby represents and warrants that:
(i)    Schedule 4.8 hereto sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks and Copyrights owned by such Grantor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses, in each case, with annual payments in excess of $500,000, to which Grantor is a party, other than (x) Licenses solely between or among Grantors, and (y) Licenses of computer software not specifically created for a Grantor;

Americas 91413044	31

(ii)    it is the sole and exclusive owner of the entire right, title, and interest in and to all domestic Intellectual Property, and all foreign Intellectual Property owned by it as listed on Schedule 4.8 hereto, and owns or has the valid right to use all other Intellectual Property necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on Schedule 4.8 hereto (as each may be amended or supplemented from time to time);
(iii)    no Intellectual Property listed on Schedule 4.8 hereto has been adjudged invalid or unenforceable, in whole or in part, and such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks it owns in full force and effect except where failure to do so would not reasonably be expected to have a Material Adverse Effect;
(iv)    all registered Intellectual Property listed on Schedule 4.8 hereto is valid, subsisting and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor’s right to register, or such Grantor’s rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened, except where such invalidation or unenforceability of such Intellectual Property would not reasonably be expected to have a Material Adverse Effect;
(v)    all registrations and applications by such Grantor for Copyrights, Patents and Trademarks are standing in the name of such Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secrets listed on Schedule 4.8 hereto has been licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedule 4.8 hereto (as each may be amended or supplemented from time to time) or except where failure to do so would not reasonably be expected to have a Material Adverse Effect;
(vi)    such Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights desirable to the business of such Grantor except where such failure to use appropriate statutory notice, proper marking practices or appropriate notice of copyright would not reasonably be expected to have a Material Adverse Effect; or
(vii)    such Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademark Collateral and has taken all action necessary to ensure that all licensees of the Trademark Collateral owned by such Grantor use such adequate standards of quality except where failure to do so would not reasonably be expected to have a Material Adverse Effect;

Americas 91413044	32

(viii)    the conduct of such Grantor’s business does not infringe upon, misappropriate, dilute or otherwise violate any U.S. trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party in a manner reasonably likely to result in a Material Adverse Effect, and, to the best knowledge of each Grantor, such conduct does not infringe upon, misappropriate, dilute or otherwise violate any foreign trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party in a manner reasonably likely to result in a Material Adverse Effect; no written claim has been made that the use of any Intellectual Property owned or used by Grantor (or any of its respective licensees) infringes, misappropriates, dilutes or violates the asserted rights of any third party except where such infringement, misappropriation, dilution or violation claim would not reasonably be expected to have a Material Adverse Effect;
(ix)    to the best of such Grantor’s knowledge, no third party is infringing upon, misappropriating, diluting or otherwise violating any rights in any Intellectual Property owned or used by such Grantor, or any of its respective licensees except where such infringement, misappropriation, dilution or violation would not reasonably be expected to have a Material Adverse Effect;
(x)    no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by Grantor or to which Grantor is bound that materially and adversely affect Grantor’s rights to own or use any Intellectual Property;
(xi)    such Grantor has not made any previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, or transfer of any Intellectual Property that has not been terminated or released. There is no effective financing statement or other document or instrument now executed, or now on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property listed on Schedule 4.8 hereto, other than in favor of the Collateral Agent and the Secured Parties;
(xii)    with respect to each License to which such Grantor is a party: (A) such License is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such License; (B) such License will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such License or otherwise give the licensor or licensee a right to terminate such License; (C) such Grantor has not received any notice of termination or cancellation under such License; (D) such Grantor has not received any notice of a breach or default under such License, which breach or default has not been cured; (E) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such License except as indicated on Schedule 4.8 hereto; and (F) neither such Grantor nor, to the best of such Grantor’s knowledge, any other party to such License is in breach or default in

Americas 91413044	33

any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such License, except in each case where the failure of any License to be valid, binding and in full force and effect, or the breach or default under any such License, or the termination or cancellation of such License or the grant to any third party of any rights under such License would not reasonably be expected to have a Material Adverse Effect; and
(xiii)    to best of such Grantor’s knowledge, (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property, except where any such use, disclosure, appropriation, misappropriation, default or breach would not reasonably be expected to have a Material Adverse Effect.
(b)    Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:
(i)    it shall not do any act or omit to do any act whereby any of the Intellectual Property which is desirable to the business of such Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein except when such act or omission would not reasonably be expected to have a Material Adverse Effect;
(ii)    it shall not, with respect to any Trademarks which are desirable to the business of such Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and such Grantor shall take all steps necessary to ensure that licensees of such Trademarks use such consistent standards of quality except when failure to do so would not reasonably be expected to have a Material Adverse Effect;
(iii)    it shall, within thirty (30) days of the creation or acquisition of any copyrightable work which is desirable to the business of Grantor, apply to register the Copyright in the United States Copyright Office except for works with an individual value not to exceed $100,000 and aggregate value not to exceed $250,000, with respect to which such Grantor has determined with the exercise of its commercial reasonable judgment that it shall not so apply;

Americas 91413044	34

(iv)    except where such event would not reasonably be expected to have a Material Adverse Effect, it shall promptly notify the Collateral Agent if it knows or has reason to know that any item of the Intellectual Property may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court;
(v)    except when failure to do so would not reasonably be expected to have a Material Adverse Effect, it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent and Copyright owned by such Grantor and desirable to its business which is now or shall become included in the Intellectual Property including, but not limited to, those items on Schedule 4.8 hereto, (as each may be amended or supplemented from time to time);
(vi)    except when failure to do so would not reasonably be expected to have a Material Adverse Effect, in the event that any Intellectual Property owned by or exclusively licensed to such Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall promptly notify the Collateral Agent and take all reasonable actions to stop such infringement, misappropriation, dilution or violation and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;
(vii)    it shall promptly (but in no event more than four (4) times a year) report to the Collateral Agent (i) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property by any such office, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement together with all supplements to schedules thereto;
(viii)    it shall, promptly when necessary (or upon the reasonable request of the Collateral Agent), execute and deliver to the Collateral Agent any document required to acknowledge, confirm, register, record, or perfect the Collateral Agent’s interest in any part of the Intellectual Property, whether now owned or hereafter acquired;
(ix)    except as permitted under the Indenture or the Intercreditor Agreement, such Grantor shall not execute, and shall not file or cause to exist on file in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favor of the Collateral Agent or the Secured Parties, or with respect to Permitted Liens, and such Grantor shall not sell, assign, transfer, license, grant any option, or create or suffer to

Americas 91413044	35

exist any Lien upon or with respect to the Intellectual Property, except for the Lien created by and under this Security Agreement and the other Indenture Documents or Permitted Liens;
(x)    it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could reasonably be expected to materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;
(xi)    it shall take commercially reasonable steps to protect the secrecy of all Trade Secrets, including, restricting access to secret information and documents;
(xii)    it shall use proper statutory notice in connection with its use of any of the Intellectual Property; and
(xiii)    it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof. In connection with such collections, such Grantor may take (and, at the Collateral Agent’s reasonable direction, shall take) such action reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.
4.9    Commercial Tort Claims
(a)    Representations and Warranties. Each Grantor hereby represents and warrants that Schedule 4.9 hereto sets forth all Commercial Tort Claims in excess of $1,000,000 of such Grantor; and
(b)    Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim of such Grantor in excess of $1,000,000 hereafter arising it shall:
(i)    promptly deliver to the Collateral Agent a completed Pledge Supplement together with all supplements to schedules thereto, identifying such new Commercial Tort Claims; and
(ii)    take all necessary action to subject such Commercial Tort Claim to the first priority security interest created under this Security Agreement.

SECTION 5.	ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

Americas 91413044	36

Access; Right of Inspection. The Collateral Agent shall at all times have reasonable access during normal business hours to all the books, correspondence and records of each Grantor, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Agent, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall at reasonable times and intervals upon at least three (3) days prior notice (unless an Event of Default exists and is continuing, in which case no such notice is required) also have the right to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Security Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.
Further Assurances.
(a)    Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:
(i)    file such financing or continuation statements (or similar documents), or amendments thereto, and take all such action and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;
(ii)    take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing, except when failure to do so would not reasonably be expected to have a Material Adverse Effect;
(iii)    at any reasonable time, upon request by the Collateral Agent, assemble the Collateral and allow inspection of the Collateral by the Collateral Agent, or persons designated by the Collateral Agent; and
(iv)    at the Collateral Agent’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s security interest in all or any part of the Collateral.

Americas 91413044	37

(b)    Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
(c)    Each Grantor hereby authorizes the Collateral Agent to modify this Security Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 4.8 hereto (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.
Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a counterpart agreement substantially in the form of Exhibit A hereto. Upon delivery of any such counterpart agreement to the Collateral Agent, notice of which is hereby waived by the Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Security Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6.	COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.
Power of Attorney. To the fullest extent permitted by applicable law, each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation, the following:

Americas 91413044	38

(a)    upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Indenture;
(b)    upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
(c)    upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;
(d)    upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;
(e)    to prepare and file any UCC financing statements and UCC amendments with regard to the Collateral against such Grantor as debtor;
(f)    to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;
(g)    to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Security Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its reasonable sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and
(h)    upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.
No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither

Americas 91413044	39

they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7.	REMEDIES.
7.1    Generally.
(a)    If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent of a secured creditor under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:
(i)    require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;
(ii)    enter onto the property where any Collateral is located and take possession thereof with or without judicial process;
(iii)    prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate;
(iv)    without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except as specified below or under the UCC), sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such commercially reasonable terms;
(v)    appoint by instrument in writing a receiver (which term as used in this Security Agreement includes a receiver and manager) or agent of all or any part of the Collateral and remove or replace from time to time any receiver or agent;
(vi)    institute proceedings in any court of competent jurisdiction for the appointment of a receiver of all or part of the Collateral; and
(vii)    carry on all or part of the business of any Grantor and, to the exclusion of all others including the Grantors, enter upon, occupy and use all or any of

Americas 91413044	40

the premises, buildings, and other property of or used by any Grantor for such time as the Collateral Agent sees fit, free of charge, and the Collateral Agent and the Secured Parties are not liable to the Grantor for any act, omission or negligence in so doing or for any rent, charges, depreciation or damages incurred in connection with or resulting from such action.

Americas 91413044	41

(b)    The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by Applicable Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.
(c)    The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(d)    The Collateral Agent shall have no obligation to marshal any of the Collateral.

Americas 91413044	42

(e)    Any receiver appointed by the Collateral Agent is vested with the rights and remedies which could have been exercised by the Collateral Agent in respect of any Grantor or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments. The identity of the receiver, its replacement and its remuneration are within the sole and unfettered discretion of the Collateral Agent.
(f)    Any receiver appointed by the Collateral Agent will act as agent for the Collateral Agent for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for the Grantors. The receiver may sell, lease, or otherwise dispose of Collateral as agent for the Grantors or as agent for the Collateral Agent as the Collateral Agent may determine in its discretion. The Grantors agree to ratify and confirm all actions of the receiver as agent for the Grantors, and to release and indemnify the receiver in respect of all such actions.
(g)    The Collateral Agent, in appointing or refraining from appointing any receiver, does not incur liability to the receiver, the Grantors or otherwise and is not responsible for any misconduct or negligence of such receiver.
Application of Proceeds. Except as expressly provided elsewhere in this Security Agreement, and subject to the terms of the Intercreditor Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be turned over by the Collateral Agent to the Trustee to be applied by the Trustee in accordance with Section 6.10 of the Indenture.
Sales on Credit. If the Collateral Agent sells any of the Collateral upon credit, the Grantors will be credited only with payments actually made by purchaser and received by the Collateral Agent and applied to indebtedness of the Grantors. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Grantors shall be credited with proceeds of the sale.
Deposit Accounts. If any Event of Default shall have occurred and be continuing, the Collateral Agent may apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent.
Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made

Americas 91413044	43

in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.
Intellectual Property. (a)  Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:
(i)    the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property or License, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 11 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property or License as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation, dilution or other violation of any of such Grantor’s rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing, misappropriating, diluting or violating as shall be necessary to prevent such infringement, misappropriation, dilution or violation;
(ii)    each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to execute, deliver and have recorded, any and all agreements, instruments, documents and papers in order to effect an absolute assignment of all of such Grantor’s right, title and interest in and to the Intellectual Property;
(iii)    each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

Americas 91413044	44

(iv)    within five (5) Business Days after written notice from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with Trademarks owned by such Grantor or Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Agent’s behalf and to be compensated by the Collateral Agent at such Grantor’s expense on a per diem, pro rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and
(v)    the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(1)
all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.7; and

(2)	no Grantor shall adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.
(b)    If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, (iv) the Secured Obligations shall not have become immediately due and payable, and (v) the Collateral Agent has not assigned, transferred, or conveyed such rights pursuant to Section 7.1, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent’s

Americas 91413044	45

security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.
(c)    Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 7 and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to reasonable quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.
Cash Proceeds. In addition to the rights of the Collateral Agent specified in Section 4.3 with respect to payments of Receivables, upon the occurrence and during the continuation of an Event of Default, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other non-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to Section 4.4.1(a)(ii), be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent. If an Event of Default shall have occurred and be continuing any Cash Proceeds received by the Collateral Agent (whether from a Grantor or otherwise) may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.

SECTION 8.	COLLATERAL AGENT.
The Collateral Agent has been appointed to act as Collateral Agent hereunder by the Grantors and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral) solely in accordance with this Security Agreement, the Indenture and the Intercreditor Agreement. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. After any retiring or removed Collateral Agent’s resignation or removal as the Collateral Agent pursuant to Section 12.08(f) of the Indenture, the provisions of this Security Agreement shall inure to its benefit as to any actions

Americas 91413044	46

taken or omitted to be taken by it under this Security Agreement while it was the Collateral Agent hereunder.
The Collateral Agent, in executing and performing its duties under the Collateral Documents and the Intercreditor Agreement, shall be entitled to all of the rights, protections, immunities and indemnities granted to it under the Indenture and hereunder.

SECTION 9.	CONTINUING SECURITY INTEREST; RELEASES.
This Security Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full in cash of all Secured Obligations, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their successors, transferees and assigns. Upon any such termination, the Collateral Agent shall, at the Grantors’ expense, promptly execute and deliver to the Grantors all UCC termination statements and/or such other documents as the Grantors shall reasonably request to evidence such termination. This Security Agreement shall terminate upon the Termination Date and the Liens granted herein shall automatically terminate and all rights to the Collateral shall revert to the applicable Grantor; provided that if any Grantor incurs any Pari Passu Indebtedness this Security Agreement shall not terminate with respect to the Liens securing such Pari Passu Indebtedness until the Discharge of Term Obligations (as defined in the Intercreditor Agreement). The Grantors shall also be entitled to release of Liens on Collateral as provided in Section 12.04 and Section 12.05 of the Indenture and, if applicable, any comparable provisions in the Pari Passu Lien Documents.

SECTION 10.	STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.
The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 7.07 of the Indenture.

SECTION 11.	INDEMNITY AND EXPENSES

Americas 91413044	47

(a)    Without in any way limiting the terms of the Indenture, each Grantor agrees to indemnify, pay and hold harmless the Collateral Agent and its officers, partners, directors, trustees, investment advisors, employees, agents and Affiliates from and against any and all liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Collateral Agent in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not the Collateral Agent shall be designated as a party or a potential party thereto, and any fees or expenses incurred by the Collateral Agent in enforcing this indemnity) which the Collateral Agent or its officers, partners, directors, trustees, investment advisors, employees, agents or Affiliates may incur in connection with this Security Agreement (including, without limitation, the enforcement of this Security Agreement), except liabilities, obligations, losses, damages, penalties, claims, costs, expenses or disbursements resulting from such indemnified party’s gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 11(a) may be unenforceable in whole or in part because they are in violation of any law or public policy, the applicable Grantor shall contribute the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of all such liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements, subject to the limitations set forth herein and in the Indenture.
(b)    Each Grantor will, upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, advisors, and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the Secured Parties hereunder or (iv) the breach by any Grantor of the provisions hereof.

SECTION 12.	MISCELLANEOUS.
Any notice required or permitted to be given under this Security Agreement shall be given in accordance with Section 13.02 of the Indenture. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Indenture Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Security Agreement and the other Indenture Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Security Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within

Americas 91413044	48

the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Security Agreement shall be binding upon and inure to the benefit of the Collateral Agent and the Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Indenture, assign any right, duty or obligation hereunder. This Security Agreement and the other Indenture Documents embody the entire agreement and understanding between the Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Indenture Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Security Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS.

SECTION 13.	INTERCREDITOR AGREEMENT.
Notwithstanding anything herein to the contrary, the Collateral granted to the Collateral Agent pursuant to this Security Agreement or any other Indenture Document and the exercise of any of the relative rights and remedies of the Collateral Agent hereunder shall be subject to, and governed by the terms and conditions of, the Intercreditor Agreement at any time the Intercreditor Agreement is in effect. In the event of any conflict or inconsistency between the terms and conditions hereof and the terms and conditions of the Intercreditor Agreement, the terms and conditions of the Intercreditor Agreement shall govern and control at any time the Intercreditor Agreement is in effect. Notwithstanding anything to the contrary contained in this Security Agreement or the other Indenture Documents, but subject to the Intercreditor Agreement in all respects, until the Discharge of ABL Obligations (as defined in the Intercreditor Agreement): (i) any covenant hereunder or under the Indenture requiring (or any representation or warranty hereunder or under the Indenture to the extent it would have the effect of requiring) the delivery and/or arrangement for possession of Collateral that constitutes ABL Priority Collateral or delivery and/or arrangement for control of any certificated securities that constitute ABL Priority Collateral to or with the Collateral Agent shall be deemed satisfied or complied with (or in the case of any representation or warranty, shall be deemed to be true and correct) if such delivery and/or arrangement for possession of Collateral that constitutes ABL Priority Collateral is made to, or such control of certificated securities is with the ABL Agent pursuant to the ABL Documents (as defined in the Intercreditor Agreement); (ii) any covenant hereunder or under the Indenture requiring (or any representation or warranty hereunder or under the

Americas 91413044	49

Indenture to the extent it would have the effect of requiring) the payment or other transfer of Collateral that constitutes ABL Priority Collateral to the Collateral Agent shall be deemed to have been satisfied (or, in the case of any representation or warranty, shall be deemed to be true and correct) if such payment or transfer shall have been made to the ABL Agent; (iii) any covenant hereunder or under the Indenture requiring (or any representation or warranty hereunder or under the Indenture to the extent it would have the effect of requiring) the endorsement of any Collateral that constitutes ABL Priority Collateral or related document to the Collateral Agent shall be deemed to have been satisfied (or, in the case of any representation or warranty, shall be deemed to be true and correct) if such endorsement shall have been made to the ABL Agent; and (iv) any covenant requiring that a Grantor receive and/or hold any Collateral that constitutes ABL Priority Collateral in trust for the benefit of the Collateral Agent shall be deemed to have been satisfied to the extent that such Grantor receives or holds (as applicable) such Collateral in trust for the benefit of the ABL Agent and the Collateral Agent.

SECTION 14.	PARI PASSU INDEBTEDNESS.
(a)    If any Grantor incurs any Pari Passu Indebtedness, an authorized representative of the holders of such Pari Passu Payment Lien Obligations shall enter into an Accession Agreement, and thereafter the relationship between the Holders of the Notes and holders of the Pari Passu Payment Lien Obligations will be governed by this Security Agreement. Such Grantor shall provide a written instruction in an Officer’s Certificate to the Collateral Agent to execute the Accession Agreement.
(b)    Each of the Secured Parties agrees that:
(i)    notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens on the Collateral securing the Notes and the Pari Passu Payment Lien Obligations, the Liens securing all such Indebtedness shall be of equal priority; and
(ii)    the obligations in respect of the Notes and the Pari Passu Payment Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, refunded, refinanced or otherwise amended from time to time, in each case, to the extent permitted by the Indenture Documents and the Pari Passu Payment Lien Documents.
(c)    The Collateral Agent shall have no obligation or liability to the holders of any Pari Passu Payment Lien Obligations not issued under the Indenture or pursuant to which the Collateral Agent is the Trustee as agreed between the Trustee and the Company in writing, and the Collateral Agent shall not have any obligation or liability to any such holders of Pari Passu Payment Lien Obligations, regarding the adequacy of any proceeds of the Collateral or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by such party under the terms of this Security Agreement.
(d)    Subject to the automatic release provisions of the Indenture Documents and the Pari Passu Payment Lien Documents, the Collateral Agent shall act in relation to the

Americas 91413044	50

Collateral in accordance with the written direction of the majority in aggregate principal amount of the then outstanding Notes and Pari Passu Indebtedness, if any (the “Instructing Group”), provided, however, any Notes or Pari Passu Indebtedness held by a Grantor or an Affiliate of any Grantor shall be deemed not to be outstanding for purposes of determining the Instructing Group except that in determining whether the Collateral Agent shall be protected in relying upon any such direction, only Notes or Pari Passu Indebtedness that the Collateral Agent actually knows to be so owned shall be so disregarded. Notwithstanding anything to the contrary herein, whenever reference is made in this Security Agreement to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent, or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction, reasonable satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood in all cases that the Collateral Agent shall (subject to its rights and protections under the Indenture Documents, including its right to seek indemnity or security reasonably satisfactory to it) be fully justified in failing or refusing to take any such action under this Security Agreement if it shall not have received the written direction of the Trustee and applicable representative of Pari Passu Indebtedness acting in accordance with the written direction of the Instructing Group as it deems appropriate.
(e)    As between the Holders of the Notes and the holders of Pari Passu Payment Lien Obligations, only the Instructing Group shall have the right to direct the Collateral Agent in conducting foreclosures and in taking other actions with respect to the Collateral, and the authorized agents, trustees or other representatives of other Indebtedness have no right to take actions with respect to the Collateral. The Instructing Group shall have the sole right to instruct the Collateral Agent to act or refrain from acting with respect to the Collateral, and the Collateral Agent shall not follow any instructions with respect to such Collateral from any other Person. No authorized representative of any Indebtedness (other than the Instructing Group) will instruct the Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral. Neither the Instructing Group nor the Collateral Agent may undertake any action with respect to Collateral to the extent such action will be inconsistent with the Intercreditor Agreement.

*    *    *

Americas 91413044	51

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
XERIUM TECHNOLOGIES, INC.

By:__/s/ Clifford E. Pietrafitta_____________
Name:   Clifford E. Pietrafitta
Title:     Chief Financial Officer

[Signature Page to Pledge and Security Agreement]

Americas 91413044

HUYCK LICENSCO INC.

By:__/s/ Clifford E. Pietrafitta_____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer

ROBEC BRAZIL LLC

By:__/s/ Clifford E. Pietrafitta_____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer
STOWE WOODWARD LICENSCO LLC

By:__/s/ Clifford E. Pietrafitta_____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer
STOWE WOODWARD LLC

By:__/s/ Clifford E. Pietrafitta_____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer
WANGNER ITELPA I LLC

By:__/s/ Clifford E. Pietrafitta_____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer

[Signature Page to Pledge and Security Agreement]

Americas 91413044

WANGNER ITELPA II LLC

By:__/s/ Clifford E. Pietrafitta_____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer
WEAVEXX, LLC

By:__/s/ Clifford E. Pietrafitta_____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer
XERIUM ASIA, LLC

By:__/s/ Clifford E. Pietrafitta_____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer
XERIUM III (US) LIMITED

By:__/s/ Clifford E. Pietrafitta_____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer
XERIUM IV (US) LIMITED

By:__/s/ Clifford E. Pietrafitta_____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer

[Signature Page to Pledge and Security Agreement]

Americas 91413044

XERIUM V (US) LIMITED

By:__/s/ Clifford E. Pietrafitta_____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer
XTI LLC

By:__/s/ Clifford E. Pietrafitta_____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer
JJ PLANK COMPANY, LLC

By:__/s/ Clifford E. Pietrafitta_____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer

[Signature Page to Pledge and Security Agreement]

Americas 91413044

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:    /s/ Allison Lancaster-Poole
Name:   Allison Lancaster-Poole
Title:    Vice President

[Signature Page to Pledge and Security Agreement]

Americas 91413044

EXHIBIT A
TO PLEDGE AND SECURITY AGREEMENT
FORM OF PLEDGE SUPPLEMENT
This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF FORMATION] [TYPE OF ENTITY] (the “Grantor”) pursuant to the Pledge and Security Agreement, dated as of August 9, 2016 (as it may be amended, restated, modified or supplemented from time to time, the “Security Agreement”), among Xerium Technologies, Inc., as a grantor, the other Grantors named therein, and U.S. Bank National Association, as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.
The Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor’s right, title and interest in and to all Collateral, whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located, to secure the Secured Obligations in accordance with the terms of the Security Agreement. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.
This Pledge Supplement shall be governed by the laws of the State of New York.
IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].
[NAME OF GRANTOR]

By:________________________________
Name:
Title:

EXHIBIT A - 1

Americas 91413044

SUPPLEMENT TO SCHEDULE 4.1
TO PLEDGE AND SECURITY AGREEMENT
Additional Information:

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business	Org ID

(B)	Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business and Corporate Structure within past five (5) years:

Name of Grantor	Date of Change	Description of Change

(D)	Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

Name of Grantor	Description of Agreement

(E)	Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

[Signature Page to Pledge and Security Agreement]

Americas 91413044

SUPPLEMENT TO SCHEDULE 4.2
TO PLEDGE AND SECURITY AGREEMENT
Additional Information:

Name of Grantor	Location of Equipment and Inventory

[Signature Page to Pledge and Security Agreement]

Americas 91413044

SUPPLEMENT TO SCHEDULE 4.4
TO PLEDGE AND SECURITY AGREEMENT
Additional Information:

(A)	Pledged Stock:

(B)	Pledged Partnership Interests:

(C)	Pledged LLC Interests:

(D)	Pledged Trust Interests:

(E)	Pledged Debt:

(F)	Securities Account:

(G)	Commodities Accounts:

(H)	Deposit Accounts:

(I)	Acquired rights in Investment Related Property:

Name of Grantor	Date of Acquisition	Description of Acquisition

[Signature Page to Pledge and Security Agreement]

Americas 91413044

SUPPLEMENT TO SCHEDULE 4.5
TO PLEDGE AND SECURITY AGREEMENT
Additional Information:

Name of Grantor	Material Contracts	Description

[Signature Page to Pledge and Security Agreement]

Americas 91413044

SUPPLEMENT TO SCHEDULE 4.6
TO PLEDGE AND SECURITY AGREEMENT
Additional Information:

Name of Grantor	Description of Letters of Credit

[Signature Page to Pledge and Security Agreement]

Americas 91413044

SUPPLEMENT TO SCHEDULE 4.8
TO PLEDGE AND SECURITY AGREEMENT
Additional Information:

(A)	Copyrights

(B)	Copyright Licenses

(C)	Patents

(D)	Patent Licenses

(E)	Trademarks

(F)	Trademark Licenses

(G)	Trade Secret Licenses

(H)	Intellectual Property Exceptions

[Signature Page to Pledge and Security Agreement]

Americas 91413044

SUPPLEMENT TO SCHEDULE 4.9
TO PLEDGE AND SECURITY AGREEMENT
Additional Information:

Name of Grantor	Commercial Tort Claims

[Signature Page to Pledge and Security Agreement]

Americas 91413044

EXHIBIT B
TO PLEDGE AND SECURITY AGREEMENT
FORM OF UNCERTIFICATED SECURITIES CONTROL AGREEMENT
This Uncertificated Securities Control Agreement, dated as of_____________, 20 ___(this “Agreement”), is entered into by and among _______________ (the “Pledgor”), U.S. Bank National Association, as Collateral Agent for the Secured Parties (the “Collateral Agent”), and _____________, a [________] (the “Company”). Capitalized terms used but not defined herein shall have the meaning assigned in the Pledge and Security Agreement, dated as of August 9, 2016, among the Pledgor, the other Grantors party thereto and the Collateral Agent (the “Security Agreement”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.
Section 1.    Registered Ownership of Shares. The Company hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of _____________ shares of the Company’s Capital Stock (the “Pledged Shares”) and the Company shall not change the registered owner of the Pledged Shares without the prior written consent of the Collateral Agent.
Section 2.    Instructions.    (a) Pursuant to Section 7 of the Security Agreement, the Collateral Agent and the Pledgor have agreed that the Collateral Agent may only exercise rights over the Pledged Shares upon the occurrence and during the continuation of an Event of Default. The Collateral Agent and the Pledgor hereby acknowledge that the Company shall have no obligation to confirm or verify the existence of an Event of Default.
(b)    Notwithstanding the limitation set forth in Section 2(a) hereof, if at any time the Company shall receive instructions originated by the Collateral Agent relating to the Pledged Shares, the Company shall comply with such instructions without further consent by the Pledgor or any other person.
(c)    Upon exercise of control by the Collateral Agent pursuant to this Section 2, the Company shall have no duty to inquire or determine whether an Event of Default has occurred, and shall be entitled to be fully protected in relying and acting on any such exercise of control that the Company believes in good faith to be the genuine act of the appropriate party.
Section 3.    Additional Representations and Warranties of the Company. The Company hereby represents and warrants to the Collateral Agent:
(a)    It has not entered into, and until the termination of this agreement will not enter into, any agreement with any other person relating the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person.
(b)    It has not entered into, and until the termination of this agreement will not enter into, any agreement with the Pledgor or the Collateral Agent purporting to limit or

EXHIBIT B-1

Americas 91413044

condition the obligation of the Company to comply with instructions as set forth in Section 2 hereof.
(c)    Except for the claims and interest of the Collateral Agent and of the Pledgor in the Pledged Shares, the Company does not know of any claim to, or interest in, the Pledged Shares. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Company will promptly notify the Collateral Agent and the Pledgor thereof.
(d)    This Agreement is the valid and legally binding obligation of the Company.
Section 4.    Choice of Law. This Agreement shall be governed by the laws of the State of New York.
Section 5.    Conflict with Other Agreements. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.
Section 6.    Voting Rights. Until such time as the Collateral Agent shall otherwise instruct the Company in writing, the Pledgor shall have the right to vote the Pledged Shares.
Section 7.    Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agent may assign its rights hereunder only with the express written consent of the Company and by sending written notice of such assignment to the Pledgor.
Section 8.    Indemnification of Company. The Pledgor and the Collateral Agent hereby agree that (a) the Company is released from any and all liabilities to the Pledgor and the Collateral Agent arising from the terms of this Agreement and the compliance of the Company with the terms hereof, except to the extent that such liabilities arise from the Company’s negligence and (b) the Pledgor, its successors and assigns shall at all times indemnify and save harmless the Company from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Company with the terms hereof, except to the extent that any such claim, action or suit arises from the Company’s negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.
Section 9.    Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and

EXHIBIT C-2

Americas 91413044

electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:	[INSERT ADDRESS] Attention: Telecopier:

Collateral Agent:	[INSERT ADDRESS] Attention:
Telecopier:

Company:	[INSERT ADDRESS] Attention:
Telecopier:
Any party may change its address for notices in the manner set forth above.
Section 10.    Termination. The obligations of the Company to the Collateral Agent pursuant to this Agreement shall continue in effect until the security interests of the Collateral Agent in the Pledged Shares have been terminated pursuant to the terms of the Security Agreement and the Collateral Agent has notified the Company of such termination in writing. The Collateral Agent agrees to provide a Notice of Termination in substantially the form of Exhibit A hereto to the Company upon the request of the Pledgor on or after the termination of the Collateral Agent’s security interest in the Pledged Shares pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Pledged Shares or alter the obligations of the Company to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.
Section 11.    Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.
[NAME OF PLEDGOR], as Pledgor

By:________________________________
Name:
Title:

EXHIBIT C-3

Americas 91413044

U.S. BANK NATIONAL ASSOCIATION, as
Collateral Agent

By:________________________________
Name:
Title:
[NAME OF COMPANY]
Company

By:________________________________
Name:
Title:

EXHIBIT A
TO FORM OF UNCERTIFICATED SECURITIES CONTROL AGREEMENT
[Letterhead of Collateral Agent]
[Date]
[Name and Address of Company]
Attention: _____________
Re: Termination of Control Agreement
You are hereby notified that the Uncertificated Securities Control Agreement, dated as of [_________], 20[__] (the “Uncertificated Control Agreement”; terms defined therein and not otherwise defined herein being used herein as therein defined), among you, _____________ (the “Pledgor”) and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Shares from the Pledgor. This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares; however, nothing contained in this notice shall alter any obligations which you may otherwise owe to the Pledgor pursuant to any other agreement.
You are instructed to deliver a copy of this notice by facsimile transmission to the Pledgor.
Very truly yours
U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent
By: ________________________
Name:
Title:

EXHIBIT C
TO PLEDGE AND SECURITY AGREEMENT
FORM OF ACCESSION AGREEMENT
This ACCESSION AGREEMENT (this “Agreement”), dated as of [_______ ___, 20_], is by and among [__________] (the “New Secured Party”), XERIUM TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and the Grantors (as defined in the Security Agreement described below) (including any other entity that becomes an assignor hereunder pursuant to Section 14 of the Security Agreement), and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (together with any successor thereto, the “Collateral Agent”).
Reference is hereby made to that certain Pledge and Security Agreement dated as of August 9, 2016 (the “Security Agreement”) among Company, the Grantors party thereto and the Collateral Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Security Agreement.
WHEREAS, the New Secured Party wishes to become a “Notes Secured Party” under the Security Agreement and the other relevant Indenture Documents as contemplated under Section 14 of the Security Agreement, the New Secured Party hereby agrees as follows:
Section 1.    Effective Date. The effective date for this Agreement shall be ___________, 201_ (the “Effective Date”).
Section 2.    Accession. The New Secured Party, as [agent] under that certain [Indenture/Credit Agreement], dated as of [_____], 201[_] (the “New Notes Document”), among the Company, the Grantors[, any other parties] and the New Secured Party, hereby agrees to become party as a Notes Secured Party under the Security Agreement and the other Collateral Documents to which a Notes Secured Party is a party for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Security Agreement and the other Collateral Documents as fully as if the New Secured Party had executed and delivered the Security Agreement and the other Collateral Documents to which a Notes Secured Party is a party as of the date thereof.
Section 3.    Rights and Obligations Under Security Agreement. Upon the execution and delivery of this Agreement by the New Secured Party, from and after the Effective Date, the New Secured Party shall be a party to the Security Agreement and the other Collateral Documents to which a Notes Secured Party is a party and have the obligations and rights of a Notes Secured Party under the Security Agreement and the other Collateral Documents.
Section 4.    Lien Sharing and Priority Confirmation. The New Secured Party, on behalf of itself and each holder of the Pari Passu Payment Lien Obligations under the New Notes Document for which the New Secured Party is acting as [agent] hereby agrees, for the enforceable benefit of all holders of each existing and future Indenture Obligations and Pari Passu Payment Lien Obligations and as a condition to being treated as Secured Obligations under the Security Agreement that:
(a)    all Indenture Obligations and Pari Passu Payment Lien Obligations will be and are secured equally and ratably by all Liens at any time granted by the Company or the Grantor or any successor company to secure any Indenture Obligations and Pari Passu Payment Lien Obligations on the Collateral for such Indenture Obligations and Pari Passu Payment Lien Obligations, and that all such Liens will be enforceable by the Collateral Agent for the benefit of all holders of Indenture Obligations and Pari Passu Payment Lien Obligations equally and ratably; and
(b)    the New Secured Party and each holder of the Pari Passu Payment Lien Obligations for which the New Secured Party is acting as [agent] are bound by the provisions of the Security Agreement and the other Collateral Documents, including the provisions relating to the ranking of Liens and the order of application of proceeds from the enforcement of Liens.
Section 5.    Appointment of Collateral Agent. The New Secured Party, by its execution and delivery hereof, and each holder of the Pari Passu Payment Lien Obligations, by its acceptance of the New Notes Document, consent and agree to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms, and authorize and appoint the Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The New Secured Party also agrees to provide the Collateral Agent with an incumbency certificate upon execution of this Agreement.
Section 6.    Representations and Warranties. Each of the Notes Secured Parties represents and warrants for the benefit of each of the parties hereto and the Notes Secured Parties as of the Effective Date that the Indebtedness being provided under the New Notes Document (i) is permitted to be incurred under Section 4.09(b) of the Indenture and the provisions of any documents relating to outstanding Pari Passu Payment Lien Obligations, (ii) is secured by Collateral pursuant to clause (25)(b) of the definition of Permitted Liens set forth in the Indenture, and (iii) has been designated as Pari Passu Payment Lien Obligations in an Officers’ Certificate delivered to the Collateral Agent on or before the Effective Date.
Section 7.    Collateral Provisions. (a) Not in limitation of the grant included in Section 2.1 of the Security Agreement, but in furtherance thereof, each Grantor hereby reaffirms for the benefit of the New Secured Party the grant in the following to secure the Pari Passu Payment Lien Obligations owing to the New Secured Party:
[repeat the granting clause from Section 2.1 of the Security Agreement]
(b)    By its signature hereto, each Grantor hereby authorizes the Collateral Agent (but the Collateral Agent is not obligated) to file against such Grantor, one or more financing, continuation or amendment statements pursuant to the UCC as may be necessary to establish and maintain the security interests created under the Security Agreement (which statements may describe the Collateral as “all assets, whether now owned or hereafter acquired” of such Grantor by using words of similar effect); provided, however, such authorization shall not relieve any Grantor from its respective obligations to take all actions necessary to perfect and maintain the perfection of the Collateral Agent’s Lien on the Collateral. All charges, expenses and fees that the Collateral Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be paid by the Grantors to the Collateral Agent within 5 business days of receipt of invoice detailing such charges, expenses, fees or taxes.
Section 8.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Section 9.    Notices. The address of the New Secured Party for purposes of Section 8 of the Security Agreement is:
[                ]
[                ]
[                ]
Attn: [                ]
Tel: [                ]
Fax: [                ]
unless changed in accordance with the terms thereof.
Section 10.    Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.
Section 11.    Third Party Beneficiary. The Holders of the Notes and the other Secured Parties are intended third party beneficiaries of this Agreement.
IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

[NAME OF NEW SECURED PARTY]

By:
Name:
Title:

Address for Notice:

XERIUM TECHNOLOGIES, INC.

By:
Name:
Title:

Address for Notice:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent for the Secured Parties

By:
Name:
Title:

Address for Notice:

EXHIBIT C-4

Americas 91413044